EXHIBIT 1









                               RIGHTS AGREEMENT




                            PRESIDENT CASINOS, INC.

                                     and

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 Rights Agent






















                         Dated as of November 20, 1997

                                    INDEX

                                                                          Page
Section 1.  Certain Definitions............................................1
Section 2.  Appointment of Rights Agent....................................5
Section 3.  Issue of Right Certificates....................................5
Section 4.  Form of Right Certificates.....................................7
Section 5.  Countersignature and Registration..............................7
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates...................................................8
Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
            Rights.........................................................9
Section 8.  Cancellation and Destruction of Right Certificates.............10
Section 9.  Reservation and Availability of Shares of Preferred Stock......10
Section 10. Preferred Stock Record Date....................................11
Section 11. Adjustment of Purchase Price, Number of Shares or Number of
            Rights.........................................................12
Section 12. Certificate of Adjusted Purchase Price or Number of Shares.....19
Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power..................................................19
Section 14. Fractional Rights and Fractional Shares........................21
Section 15. Rights of Action...............................................23
Section 16. Agreement of Right Holders.....................................23
Section 17. Right Certificate Holder Not Deemed a Stockholder..............23
Section 18. Concerning the Rights Agent....................................24
Section 19. Merger or Consolidation or Change of Name of Rights Agent......24
Section 20. Duties of Rights Agent.........................................25
Section 21. Change of Rights Agent.........................................27
Section 22. Issuance of New Right Certificates.............................27
Section 23. Redemption and Termination.....................................28
Section 24. Exchange.......................................................29
Section 25. Notice of Proposed Actions.....................................30
Section 26. Notices........................................................31
Section 27. Supplements and Amendments.....................................31
Section 28. Successors.....................................................31
Section 29. Benefits of this Agreement.....................................32
Section 30. Severability...................................................32
Section 31. Governing Law..................................................32
Section 32. Counterparts...................................................33
Section 33. Descriptive Headings...........................................33

EXHIBIT A - Form of Certificate of Designation.............................A-1
EXHIBIT B - Agreement, dated November 20, 1997 by and among the Company,
            John E. Connelly, Cruise Lines, Inc. and J. Edward Connelly
            Associates, Inc................................................B-1
EXHIBIT C - Form of Right Certificate......................................C-1
EXHIBIT D - Form of Summary of Preferred Stock Purchase Rights.............D-1

                               RIGHTS AGREEMENT
                              __________________

  This Agreement, dated as of November 20, 1997, is entered into between PRESIDENT CASINOS, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent").

                             W I T N E S S E T H

  WHEREAS, effective November 20, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one right (hereinafter referred to as a "Right") for each share of Common Stock, $0.06 par value, of the Company outstanding at the close of business on December 8, 1997 (the "Record Date") (other than shares of such Common Stock held in the Company's treasury on such date) and has authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date (whether originally issued or issued from the Company's treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

  WHEREAS, the Company desires to appoint the Rights Agent to act as provided herein, and the Rights Agent is willing to so act;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

  (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, without the prior written approval of a majority of the Board of Directors, shall be the Beneficial Owner (as hereinafter defined) of securities of the Company constituting 20% or more of the Voting Power (as hereinafter defined) of the Company or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power of the Company, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan, or any Exempt Person (as hereinafter defined); provided, however, that if a Person is the beneficial owner at the close of business on the date of this Agreement of 20% or more of the Voting Power of the Company, such Person shall not be deemed an Acquiring Person unless and until such Person acquires any additional Voting Securities (as hereinafter defined) of the Company in any manner other than pursuant to a stock dividend, stock split, recapitalization or similar transaction that does not affect the percentage of outstanding percentage of Voting Securities beneficially owned by such Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Securities of the Company from an Exempt Person in accordance with the provisions of that certain Agreement, dated November 20, 1997, by and among the Company, John E. Connelly, Cruise Lines, Inc. and J. Edward Connelly Associates, Inc. (the "Transfer Agreement"), a copy of which is attached hereto as Exhibit B and incorporated by reference herein; provided, however, that any such Person purchasing Voting Securities of the Company pursuant to the Transfer Agreement shall become an Acquiring Person upon any acquisition of any additional Voting Securities of the Company in any manner other than pursuant to a stock dividend, stock split, recapitalization or similar transaction that does not affect the percentage of outstanding percentage of Voting Securities beneficially owned by such Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Securities of the Company by the Company which, by reducing the amount of such securities outstanding, increases the proportionate Voting Power of such securities beneficially owned by such Person to 20% or more of the Voting Power; provided, however, that if a Person becomes the Beneficial Owner of securities constituting 20% or more of the Voting Power by reason of purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Voting Securities by the Company, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if a majority of the Continuing Directors then in office determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Voting Securities of the Company so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an "Acquiring Person" for purposes of this Agreement.

  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

  (c) A person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

    (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

    (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (B) if the agreement, arrangement or understanding to vote such securities (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on
Schedule 13D under the Exchange Act (or any comparable or successor report);
or

    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

  (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Delaware or Missouri are authorized or obligated by law or executive order to close.

  (e) "Close of Business" on any given date shall mean 5:00 P.M., St. Louis time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., St. Louis time, on the next succeeding Business Day.

  (f) "Common Stock" shall mean the Common Stock, $0.06 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest Voting Power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

  (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the Stock Acquisition Date, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

  (h)  "Distribution Date" shall have the meaning defined in Section 3 hereof.

  (i) "Exempt Person" shall mean any of the following: (i) John E. Connelly, any descendant of John E. Connelly (including descendants by adoption and their descendants), or any spouse, widow or widower of John E. Connelly (and their children) or any such descendant (collectively defined as the "Family Members"); (ii) any trust which is in existence on the date of this Rights Agreement and which has been established by one or more Family Members and any estate of a Family Member who died on or before the date of this Rights Agreement (collectively defined as the "Existing Family Entities"); (iii) any estate of a Family Member who dies after the date hereof or any trust established after the date hereof by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (iv) any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a "Family Charitable Organization"); (v) any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (iii) above or Family Charitable Organizations; and (vi) any partnership or other entity or arrangement of which a majority of the voting interest and majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (iii) above or Family Charitable Organizations.

  (j) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of any such entity.

  (k) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, $0.01 par value, of the Company.

  (l)  "Purchase Price" shall have the meaning defined in Section 4 hereof.

  (m) "Stock Acquisition Date" shall mean the earlier of (i) the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, or (ii) the date on which the Company first has notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person.

  (n) "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary Voting Power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by another corporation or other entity and shall include Subsidiaries of Subsidiaries, except that "Subsidiary" when used with reference to the Company shall mean any corporation or other entity of which either a majority of the Voting Power of the voting equity securities or a majority of the equity interests is owned, directly or indirectly, by the

 Company.

  (o) "Voting Power" shall mean the Voting Power of all securities of a Person then outstanding generally entitled to vote for the election of directors of the Person (or, where appropriate, for the election of persons performing similar functions).

  (p) "Voting Securities" shall mean any securities of a Person which have Voting Power.

  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

  Section 3.  Issue of Right Certificates.

  (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Continuing Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), without the prior written approval of a majority of the Board of Directors, a tender or exchange offer which would result in any Person becoming the Beneficial Owner of securities representing 20% or more of the Voting Power of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"): (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, as more fully set forth below, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company shall prepare and execute, and the Rights Agent shall countersign and send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit C hereto (the "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

  (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit D hereto (the "Summary of Rights"), by first-class postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding in respect of which Rights have been issued (with or without a copy of the Summary of Rights attached thereto) shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

  (c) Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed, printed or written on, or otherwise affixed to them the following legend:

  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between President Casinos, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C. dated as of November 20, 1997 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

  With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

  In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Upon reissuance of such Common Stock by the Company prior to the Distribution Date (or earlier redemption, exchange, expiration or termination of the Rights), the Rights shall again attach to such Common Stock as set forth in this Section 3(c).

  Section 4.  Form of Right Certificates.

  (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the same form as Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of
Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredth of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share as set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be and remain subject to adjustment as provided in Sections 11 and 13 hereof.

  (b) Any Right Certificate issued pursuant to Section 3(a) hereof that represents Rights as to which an Acquiring Person or any Associate or Affiliate thereof is the Beneficial Owner and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 hereof, Section 11 hereof or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

  The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

  The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

  Section 5.  Countersignature and Registration.

  (a) The Right Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent or any registrar for the Common Stock (the "Registrar") and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent or the Registrar and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent or the Registrar, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 7(e) hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon, the Rights Agent or the Registrar shall countersign and deliver to the person entitled thereto a Right Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent or the Registrar for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

  Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the Close of Business on the earlier of (i) December 7 , 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (such earlier date being herein referred to as the "Expiration Date").

  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $30.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

  (c) Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each one one-hundredth of a share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of the Rights pursuant hereto in accordance with Section 9 hereof in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent), certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or
(B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby irrevocably authorizes the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts cause the same to be delivered to or upon the order of the registered holder of such Right

Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash in lieu of issuance of fractional shares to or upon the order of the registered holder of such Right Certificate.

  (d) In case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

  (e) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any of the events listed in Section 11(b) or in Section 13(a) hereof, any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date of which an Acquiring Person or any Associate or Affiliate of the Acquiring Person is the Beneficial Owner shall become void with respect to the rights provided under Section 11(b) and
Section 13(a) hereof and any holder of such Rights shall thereafter have no right to exercise such rights under the provisions of Section 11(b) and
Section 13(a).

  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certification contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Rights or Affiliates or Associates of such Beneficial Owner (or former Beneficial Owner) as the Company shall reasonably request.

  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

  Section 9.  Reservation and Availability of Shares of Preferred Stock.

  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in Section 11 hereof, shall so reserve and keep available a sufficient number of shares of Preferred Stock, Common Stock and/or other securities which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

  (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

  (c) The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of an event which would establish the Distribution Date, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the Blue Sky laws of the various states.

  (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock and/or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Stock and/or other securities in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates or depositary receipts for shares of Preferred Stock and/or other securities upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

  Section 10. Preferred Stock Record Date. Each Person (other than the Company) in whose name any certificate for shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder as a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

  Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

  (a) In the event the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (ii) subdivide the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock, including Preferred Stock, issuable upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time, upon payment of the aggregate Purchase Price such holder would have to pay to exercise such Right prior to such time, shall be entitled to receive the aggregate number and kind of shares of capital stock, including Preferred Stock, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

  (b) In the event any Person shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, subject to Section 7(e) and except as provided below, shall after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredth of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per one share of

Common Stock (determined pursuant to Section 11(f) hereof on the date of the occurrence of any one of the events listed above in this subparagraph (b)) (such number of shares being referred to as the "Number of Adjustment Shares").

  (c) In the event that there shall not be sufficient shares in treasury or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing Section 11(b) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, a number of shares, or unit of shares, of (x) Common Stock, and (y) any class or series of preferred stock (or other equity securities) of the Company, including, but not limited to Preferred Stock, equal in the aggregate to the Number of Adjustment Shares where the Board of Directors shall have in good faith deemed such shares or units, other than the shares of Common Stock, to have at least the same value and voting rights as the Common Stock (a "Common Stock Equivalent"); provided however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or Common Stock Equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Common Stock Equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or Common Stock Equivalents to be available for issuance upon exercise in full of the Rights, then the Company, to the extent necessary and permitted by applicable law, and any agreements or instruments in effect on the date thereof to which it is a party, shall make provision to pay an amount in cash equal to twice the Purchase Price (as adjusted pursuant to this Section 11), in lieu of issuing shares of Common Stock and/or Common Stock Equivalents. To the extent that the Company determines that some action needs to be taken pursuant to this Section 11(c), a majority of the Board of Directors may suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 11(b) hereof shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to this
Section 11(c) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and Common Stock Equivalents upon exercise of the Rights among holders of Rights, which such allocation may be, but is not required to be, pro-rata.

  (d) If the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 90 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or

Equivalent Preferred Stock, at a subscription or purchase price per share of Preferred Stock or per share of Equivalent Preferred Stock or having a conversion price per share, as the case may be, less than the Current Market Price per share of Preferred Stock (as defined in Section 11(f) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate subscription or purchase price of the total number of shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (and/or the aggregate initial conversion price of the convertible securities so to be offered for subscription or purchase) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription or purchase price (and/or the conversion price of convertible securities) may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (e) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(d) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price for one share of Preferred Stock (as defined in Section 11(f) hereof) on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such Current Market Price for one share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (f) (i) For the purpose of any computation hereunder, the "Current Market Price" of any security (a "Security" for purposes of this Section 11(f)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to reflect the Current Market Price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last transaction price as reported by the Nasdaq National Market or, if not so reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the Security is not reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker in the Security selected by a majority of the Board of Directors. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by a majority of the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, "Current Market Price" shall mean the fair value as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

    (ii) For the purposes of any computation hereunder, the "Current Market Price" per share (or one one-hundredth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(f) (other than the last sentence thereof). If the Current Market Price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the

Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(f), the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock and the "Current Market Price" per one one-hundredth of a share of Preferred Stock shall be equal to the Current Market Price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock or the Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

  (g) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or
(ii) the Expiration Date.

  (h) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (e) hereof, inclusive, and the provisions of Section 7, 9, 10, 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

  (i) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment of the Purchase Price.

  (j)  Unless the Company shall have exercised its election as provided in
Section 11(k) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(d) and (e) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a share of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (A) the number of one one-hundredth of a share of Preferred Stock covered by a Right immediately prior to the adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

  (k) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

  (l) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

  (m) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other securities and below one one-hundredth of the then par value, if any, of the Preferred Stock, issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and Common Stock Equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

  (n) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

  (o) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the then Current Market Price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends or
(v) issuance of rights, options or warrants referred to hereinabove in this
Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

  (p) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then in any such case (i) the number of one one-hundredth shares of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth shares of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

  (q) The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

  (r) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 hereof or Section 24 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments therein contained.

  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

  (a) In the event that, directly or indirectly, following the Distribution Date, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with or merge with and into the surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than to the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Stock, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the Current Market Price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(f) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof, except for the provisions of 11(b), shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

  (b)  "Principal Party" shall mean:

    (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person, including the Company, that is the other party to the merger or consolidation; and

    (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any case described in clause (i) or (ii) in this Section 13(b), (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interest.

  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

    (i) prepare and file a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

    (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate; and

    (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

  Section 14.  Fractional Rights and Fractional Shares.

  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last transaction price as reported by the Nasdaq National Market, or, if not so reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker in the Rights selected by a majority of the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors shall be used.

  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(f)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

  (c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive Common Stock, Common Stock Equivalents or other securities (other than Preferred Stock) upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares or units of such Common Stock, Common Stock Equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Stock, Common Stock Equivalent or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(f)(i) hereof for the Trading Day immediately prior to the date of such exercise and, if such Common Stock, Common Stock Equivalent or other securities are not traded, each such share or other unit of Common Stock, Common Stock Equivalent or other securities shall have the value of one one-hundredth of a share of Preferred Stock.

  (d) Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional share upon exercise of Rights.

  Section 15. Rights of Action. All rights of action in respect of this Agreement, except for rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

  Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

  Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock, Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

  Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any act or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or any Vice President and by the Chief Financial Officer, the Chief Accounting Officer, Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 and 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice to the Rights Agent of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock, Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock, Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1, 2 and/or 3 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be
(a) a corporation organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000, or (b) an affiliate of a corporation described in clause
(a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall mail a written notice thereof in writing with the predecessor Rights Agent by certified or registered mail and each transfer agent of the Common Stock and Preferred Stock, and mail a written notice thereof to the registered holders of the Right Certificates by first class mail. Failure to give any notice provided for this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

  Section 23.  Redemption and Termination.

  (a) (i) A majority of the Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the time that any Person becomes an Acquiring Person or (y) the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").
The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

    (ii) In addition, a majority of the Continuing Directors may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a) either: (x) if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Voting Securities of the Company in a manner satisfactory to the Continuing Directors such that such Person is thereafter a Beneficial Owner of securities having less than 20% of the Voting Power of the Company, and (2) there is no other Person, immediately following the occurrence of the event described in (1), who is an Acquiring Person; or (y) in connection with any transaction not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

  (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the action of a majority of the Board of Directors electing to redeem the Rights, evidence of which shall be promptly filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten (10) business days following the giving of such notice of such redemption to the holders of such Rights. The Company shall promptly give public disclosure of any such redemption; provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors or the Continuing Directors, as the case may be, ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing by first class mail such notice to all such holders at their last addresses as they appear upon the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

  (c) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time or in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

  Section 24.  Exchange.

  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

  (d) In the event that there shall not be sufficient shares of Common Stock or of Preferred Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this
Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or of Preferred Stock for issuance upon exchange of the Rights.

  (e) The Company shall not be required to issue fractional shares of Common Stock or of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of such Common Stock or of Preferred Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash as determined by Section 14 hereof.

  Section 25.  Notice of Proposed Actions.  In case the Company shall propose
(a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any other class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sales or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall mail by first class mail to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clauses (a) or (b) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25, or any defect therein, shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

  In case any of the events set forth in Section 11(b) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter mail by first class mail to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(b) hereof.

  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (unless another address is filed in writing with the Rights Agent) as follows:

     PRESIDENT CASINOS, INC.
     802 North First Street
     St. Louis, Missouri 63102
     Attention:  President

  Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (unless another address is filed in writing with the Company) as follows:

     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
     4 Station Square, Third Floor
     Pittsburgh, Pennsylvania 15219-1173

  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent.

  Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

  Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions to the maximum extent permitted by law.

  Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          [the remainder of this page is left intentionally blank]

  Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

  Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


Attest:                                     PRESIDENT CASINOS, INC.


By  /s/ Ralph J. Vaclavik                   By  /s/ John S. Aylsworth
  -----------------------------               -----------------------------
  Name:  Ralph J. Vaclavik                    Name:  John S. Aylsworth
  Title:  Secretary                           Title:  President


Attest:                                     CHASEMELLON SHAREHOLDER
                                            SERVICES, L.L.C.


By  /s/ Harry T. Richards                   By  /s/ Marilyn Spisak
  -----------------------------               -----------------------------
  Name:  Harry T. Richards                    Name:  Marilyn Spisak
  Title:  Asst. Vice President                Title:  Vice President

                                  EXHIBIT A
                                 ___________

                     [Form of Certificate of Designation]


                 CERTIFICATE OF DESIGNATION, PREFERENCES AND
           RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      of
                           PRESIDENT CASINOS, INC.


  I, James A. Zweifel, the Executive Vice President and Chief Financial Officer of President Casinos, Inc., a corporation organized and existing under The General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

  That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, the said Board of Directors on November 20, 1997 adopted the following resolution creating a series of One Hundred Thousand (100,000) shares of voting Preferred Stock designated as Series A Junior Participating Preferred Stock:

  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of voting Preferred Stock of the Company be and it is hereby created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

  Section 1.  Designation and Amount.

  There shall be a series of the voting preferred stock of the Company which shall be designated as the "Series A Junior Participating Preferred Stock," $0.01 par value, and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

  Section 2.  Dividends and Distributions.

  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, $0.06 par value (the "Common Stock"), of the Company and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after November 20, 1997 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

  Section 3.  Voting Rights.

  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

  (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.

  (B) Except as otherwise provided herein, in the Company's Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

  (C) Except as otherwise set forth herein or in the Company's Certificate of Incorporation, and except as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  Section 4.  Certain Restrictions.

  (A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior

Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  Section 5.  Reacquired Shares.

  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

  Section 6.  Liquidation, Dissolution or Winding Up.

  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 6 to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

  (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

  (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

  Section 7.  Consolidation, Merger, etc.

  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

  Section 8.  Redemption.

  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

  Section 9.  Ranking.

  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

  Section 10.  Fractional Shares.

  Series A Junior Participating Preferred Stock may be issued in fractions which are integral multiples of one one-hundredth of a share. Fractions of shares of Series A Junior Participating Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by the Company. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Junior Participating Preferred Stock represented by such depositary receipts.

  IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm and acknowledge the foregoing as true under the penalties of perjury this 25th day of November, 1997.

                                    __________________________________________
                                    James A. Zweifel, Executive Vice President and Chief Financial Officer




State of Missouri     )
                      )         SS.
City of St. Louis     )


  On this 25th day of November, 1997, before me, ____________________________, a Notary Public in and for the State of Missouri, personally appeared James A. Zweifel, Executive Vice President and Chief Financial Officer of President Casinos, Inc., known to me to be the person who executed the foregoing Certificate of Designation and acknowledged to me that he executed the same pursuant to authority given by the Board of Directors of such corporation as their free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

                                             _________________________________
                                             Notary Public
My commission expires:

___________________________

                                  EXHIBIT B
                                 ___________

                         [Form of Transfer Agreement]


                                  AGREEMENT

  This Agreement entered into this 20th day of November, 1997 between President Casinos, Inc. ("President"), a Delaware corporation, John E. Connelly, an individual, Cruise Lines, Inc., J. Edward Connelly Associates, Inc. and the Customer Rollover IRA, an Individual Retirement Account for the benefit of John E. Connelly, together owning a total of 1,764,114 shares of President all of whom are Exempt Person(s) in that definition of Exempt Person(s) set forth on Exhibit A hereto (hereinafter collectively the "Exempt Person(s)").

  WHEREAS, President's Board of Directors has determined that it is in the best interest of the stockholders of President to enter into a Stockholder Rights Agreement restricting the ability of stockholders to own blocks of President's shares in an amount equal to or greater than 20% of the outstanding common stock without the prior consent of the Board of Directors; and

  WHEREAS, the Exempt Person(s) collectively hold shares approximating 35% of President's outstanding shares; and

  WHEREAS, the Exempt Person(s) may, from time to time, wish to sell such shares; and

  WHEREAS, President is desirous of accommodating the needs of the Exempt Person(s), while at the same time maintaining the integrity of its Stockholder Rights Plan.

  NOW, THEREFORE, for and in consideration of the mutual covenants herein contained the parties agree as follows:

  1. If and when an Exempt Person(s) (the "Selling Shareholder") determines to sell twenty percent (20%) or more of the outstanding shares of President's common stock to a person other than an Exempt Person (such shares being referred to as the "Offered Shares"), the Selling Shareholder shall provide a written notice to President (the "Determination Notice") which shall contain the following information: (a) the number of Offered Shares proposed to be sold, (b) if one exists, the name, address and telephone number of any person the Selling Shareholder has identified as a potential purchaser of the Offered Shares (a "Selling Shareholder Purchaser") and (c) the purchase price that the Selling Shareholder Purchaser proposes to pay for the Offered Shares. The Selling Shareholder shall include with the Determination Notice copies of any offer documents any Selling Shareholder Purchaser has provided to the Selling Shareholder, unless the transmittal of such documents would violate a confidentiality agreement or law.

  2. In the Determination Notice, the Selling Shareholder shall identify (by name, address, telephone number and biographical information establishing credentials, the "Bio-Info") a proposed appraiser of the Offered Shares who has agreed to perform in accordance with the terms of this Agreement and who shall be able, by virtue of background and ability, to appraise the value of the shares of a company engaged in lines of business similar to those of President (a "Qualified Appraiser"). Within ten (10) days after receipt of the Determination Notice, President shall provide its own written notice to the Selling Shareholder naming a second "Qualified Appraiser" accompanied by Bio-Info as to such person. Each Qualified Appraiser shall independently appraise the value of the Offered Shares and shall render their decision as to the value of the Offered Shares within thirty (30) days after the date of President's notice naming the second Qualified Appraiser.

  Each Qualified Appraiser shall deliver his appraisal to the parties hereto and to the other Qualified Appraiser. If the two appraisals are within ten percent (10%), in dollar value of one another, the "Appraised Value" of the Offered Shares shall be the average of the two appraisals. If the two appraisals differ by more than ten percent (10%) from one another, the two Qualified Appraisers will, within five (5) days after the time the last of the two appraisals is rendered, select a third Qualified Appraiser agreeable to both of them as to qualifications and ability. The third Qualified Appraiser will deliver an appraisal of the value of the Offered Shares, which value must fall within the values set by the first two Qualified Appraisers, within fifteen (15) days of appointment and the Appraised Value shall be the value set by the third Qualified Appraiser.

  Each party shall bear the costs of his or its own appraiser, and the costs of any third Qualified Appraiser shall be borne equally by the Selling Shareholder and President.

  3. At the conclusion of the appraisal process, the Selling Shareholder shall have five days to withdraw his determination to sell (the date of such withdrawal being the "Withdrawal Date"). If the determination to sell is withdrawn, the Selling Shareholder shall not be able to sell to a single acquirer or affiliated group of acquirers more shares than an Acquiring Person, as defined in President's Stockholder Rights Plan, may purchase, without triggering the subsequent issuance of rights under the Stockholder Rights Plan, except by following the procedures set forth in this Agreement; provided, however, that if the Selling Shareholder determines to sell the Offered Shares within ninety (90) days after the Withdrawal Date, no Qualified Appraisers shall be appointed and the Appraised Value shall be the Appraised Value set immediately prior to the Withdrawal Date.

  4. From and after the date that the Appraised Value is determined, which shall be the date the last appraisal necessary pursuant to Paragraph 2 is delivered to President or, if no appraisals are necessary pursuant to Paragraph 3, the date that the Selling Shareholder notifies President of his determination to sell the Offered Shares, President shall have the exclusive right for a period of (90) days (the "Exclusivity Period") to locate a buyer for the Offered Shares (which buyer may be President) and cause such buyer to execute a legally enforceable agreement (a "Purchase Agreement") obligating the buyer to purchase the Offered Shares at the Offer Price (as defined below) for cash or immediately available funds and subject to no conditions other than (a) due performance by the Selling Shareholder and (b) receiving approval under applicable gaming laws of various states, within one hundred eighty days
(180) after the date of the Purchase Agreement or such shorter period as may be required by law. The Offer Price shall mean the higher of (a) the Appraised Value, (b) the purchase price identified in the Determination Notice or (c) if the buyer located by President made an offer to any Exempt Person(s) to acquire President Common stock within the twelve months prior to the date of the Determination Notice, the price such buyer had previously offered to pay.

  Time shall be of the essence with regard to locating a buyer and seeking approval under applicable gaming laws and the Purchase Agreement shall so provide and shall further provide that both President and the buyer located by President shall use their collective and respective best efforts to receive such approval as soon as possible after a sale agreement has been executed.

  5. If President locates a buyer and such buyer executes a Purchase Agreement within the Exclusivity Period the Selling Shareholder must sell the Offered Shares to such buyer for the Purchase Price and the Selling Shareholder shall execute all documents necessary to transfer to the buyer good title to the Offered Shares, free and clear of all liens and encumbrances.

  6. If (a) a buyer located by President does not execute a Purchase Agreement within the Exclusivity Period or (b) such buyer is not approved by any applicable gaming authority or (c) such buyer breaches its obligations under the Purchase Agreement, including, without limitation, its obligation to use its best efforts to obtain approval under applicable laws as soon as possible after the execution of a Purchase Agreement, the Selling Shareholder shall be able to sell the Offered Shares to any third party at any price during a period of 365 days following the (a) expiration of the Exclusivity Period, (b) the date of non-approval or (c) the date of breach or, if an alleged breach is contested, the date it is determined by a court of final jurisdiction that a breach occurred.

  7. If the Offered Shares are acquired, pursuant to paragraphs 4 or 6, the transaction shall not cause the issuance of Rights pursuant to President's Stockholder Rights Plan. Any purchaser, pursuant to paragraphs 4 or 6 shall be permitted to transfer the Offered Shares to entities controlling, controlled by or under common control with such purchaser without causing the issuance of Rights pursuant to President's Stockholder Rights Plan, but no such purchaser or any entities controlling, controlled by or under common control with it may acquire more shares of President common stock without causing the issuance of Rights under President's Stockholder Rights Plan unless (a) the Stockholder Rights Plan has been amended to permit such acquisition or (b) in a transaction approved by President's board of directors.

  8. During the period President is attempting to find a buyer, and during any period during which the Selling Shareholder is attempting to find a buyer, the parties hereto shall regularly communicate information regarding the identity of any possible buyer who they approach or who approaches them and shall exchange information as to economic negotiations.

  9. This Agreement shall inure to the benefit of and shall be binding on the parties hereto, their heirs, successors and assigns. The Agreement is not assignable other than among the parties who are Exempt Person(s) hereunder.

  10. This Agreement shall terminate if and when the Exempt Person(s) hold collectively less than 20% of the outstanding shares of common stock of President.

  11. Each of the parties hereto shall bear its own costs in any action hereunder.

  12.  Time shall be of the essence in the parties' performance hereunder.

  13. This Agreement shall be governed by Delaware law without reference to its conflict of law rules.

                                      PRESIDENT CASINOS, INC.


                                      By:_____________________________________
                                         James A. Zweifel, Executive Vice
                                         President and Chief Financial Officer

                                         _____________________________________
                                         John E. Connelly, an individual



                                      CRUISE LINES, INC.


                                      By:_____________________________________
                                         J. EDWARD CONNELLY ASSOCIATES, INC.


                                      By:_____________________________________



                                      CUSTOMER ROLLOVER IRA


                                      By:_____________________________________
                                         John E. Connelly, beneficial owner

                                  EXHIBIT A

  "Exempt Person" shall mean any of the following: (i) John E. Connelly, any descendant of John E. Connelly (including descendants by adoption and their descendants), or any spouse, widow or widower of John E. Connelly (and their children) or any such descendant (collectively defined as the "Family Members"); (ii) any trust which is in existence on the date of the Rights Agreement of President Casinos, Inc. of even date herewith (the "Rights Agreement") and which has been established by one or more Family Members and any estate of a Family Member who died on or before the date of the Rights Agreement (collectively defined as the "Existing Family Entities"); (iii) any estate of a Family Member who dies after the date hereof or any trust established after the date hereof by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (iv) any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a "Family Charitable Organization"); (v) any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (iii) above or Family Charitable Organizations; and (vi) any partnership or other entity or arrangement of which a majority of the voting interest and majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (iii) above or Family Charitable Organizations.

                                  EXHIBIT C
                                 ___________

                       [Form Face of Right Certificate]


Certificate No._________________                 ___________________Rights


NOT EXERCISABLE AFTER DECEMBER 7, 2007 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]

(The portion of the legend in brackets shall be inserted only as applicable.)


                              RIGHT CERTIFICATE

                           PRESIDENT CASINOS, INC.

  This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 20, 1997 (the "Rights Agreement"), between President Casinos, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (St. Louis time) on December 7, 2007 (the "Final Expiration Date") at the principal office of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, $0.01 par value ("Preferred Stock"), of the Company, at a purchase price of $_________ per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase on the reverse side hereof duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of __________________,______, based on the shares of Preferred Stock of the Company as constituted at such date.

  As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.
If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right prior to the earlier of (i) the time that any Person becomes an Acquiring Person (as defined in the Rights Agreement) or (ii) the Final Expiration Date. Under certain terms and conditions, the Rights may also be redeemed following the time that any person becomes an Acquiring Person but prior to the Final Expiration Date, as more fully described in the Rights Agreement. In addition, subject to the provisions of the Rights Agreement, the Rights may be exchanged at the option of the Company at any time after any person becomes an Acquiring Person at an initial exchange ratio of one share of Common Stock (or one one-hundredth of a share of Preferred Stock) for each Right exchanged.

  No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share that are not integral multiples of one-hundredth of a share of Preferred Stock, a cash payment will be made, as provided in the Rights Agreement.

  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock, Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________________,______.



Attest                                      PRESIDENT CASINOS, INC.

By________________________________          By________________________________
  Name:                                       Name:
  Title:                                      Title:



Countersigned:


  ________________________________


By________________________________
  Name:
  Title:

                 [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                             ____________________

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


  FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto: __________________________________________________________
______________________________________________________________________________

                (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_________________,______


                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)



Signature Guaranteed:_________________________


  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                 CERTIFICATE
                                _____________


  The undersigned hereby certifies by checking the appropriate boxes that:

  (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _________________,______

                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)

                         FORM OF ELECTION TO PURCHASE
                        ______________________________

                     (To be executed if holder desires to
                        exercise the Right Certificate)

To ChaseMellon Shareholder Services, L.L.C.:

  The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

          Name:                 ___________________________
          Address:              ___________________________
                                ___________________________


          Social Security or
          Taxpayer I.D. No.:    ___________________________


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of an delivered to:

          Name:                 ___________________________
          Address:              ___________________________
                                ___________________________

          Social Security or
          Taxpayer I.D. No.:    ___________________________

Dated: _________________,______

                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)


Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                 CERTIFICATE
                                _____________

  The undersigned hereby certifies by checking the appropriate boxes that:

  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (2) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________________,______

                                       ______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)


                                    NOTICE
                                   ________

  The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                  EXHIBIT D
                                 ___________

             [Form of Summary of Preferred Stock Purchase Rights]

                          Summary of Preferred Stock

                               Purchase Rights

                           PRESIDENT CASINOS, INC.


  Effective November 20, 1997, the Board of Directors of President Casinos, Inc. (the "Company") declared a dividend distribution of one Preferred Stock Purchase Right (collectively, the "Rights") for each outstanding share of common stock, $0.06 par value (the "Common Stock"), of the Company (other than shares held in the Company's treasury). The dividend distribution is payable to the stockholders of record at the close of business on December 8, 1997 (the "Record Date"). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of a new series of voting preferred stock, designated as Series A Junior Participating Preferred Stock, $0.01 par value (the "Preferred Stock"), at a price of $30.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier of (i) ten days following the first to occur of (a) a public announcement that, without the prior written consent of the Board of Directors of the Company, a person or group of affiliated or associated person other than (1) the Company, a subsidiary of the Company or any employee benefit plan of the Company or a subsidiary of the Company or (2) John E. Connelly or certain descendants, family members or affiliates of John
E. Connelly (an "Acquiring Person") has acquired, or obtained the right to acquire, outstanding shares of Common Stock of the Company representing 20% or more of the voting power of the Company or (b) the date on which the Company first has notice or otherwise determines that a person has become an Acquiring Person (the "Stock Acquisition Date") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer, without the prior written consent of the Board of Directors of the Company, for outstanding shares of such Common Stock representing 20% or more of the voting power of the Company (the earlier of the dates in clause
(i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of and after the Record Date (other than shares held in the Company's treasury), by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer, new issuance or issuance from the Company's treasury of the Company's Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of and after the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

  Notwithstanding the above, a person will not be deemed to be an Acquiring Person if such person: (x) owns outstanding shares of the Common Stock of the Company representing 20% or more of the voting power of the Company as of December 8, 1997 or becomes the owner of such Common Stock representing 20% or more of the voting power of the Company following an acquisition of the Company's voting securities by the Company, unless such person subsequently acquires additional voting securities of the Company (other than by means of a stock dividend, stock split, recapitalization or similar event); or (y) has become an Acquiring Person inadvertently and divests promptly a number of voting securities so as to no longer be an Acquiring Person. In addition, notwithstanding the foregoing, no person shall become an Acquiring Person as the result of an acquisition of voting securities of the Company from an Exempt Person (as defined in the Rights Agreement) in accordance with the provisions of that certain Agreement, dated November 20, 1997 by and among the Company, John E. Connelly, Cruise Lines, Inc. and J. Edward Connelly Associates, Inc. (the "Transfer Agreement"); provided, however, that any such person purchasing voting securities of the Company pursuant to the Transfer Agreement shall become an Acquiring Person upon any acquisition of any additional voting securities of the Company in any manner other than pursuant to a stock dividend, stock split, recapitalization or similar transaction that does not affect the percentage of outstanding percentage of voting securities beneficially owned by such person.

  The Rights are not exercisable until the Distribution Date. The Rights will expire on December 7, 2007, unless earlier redeemed or exchanged by the Company, as described below.

  The Purchase Price payable, the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or issuance of Common Stock or reclassification of the Preferred Stock, (ii) upon the distribution to holders of Preferred Stock of rights or warrants to subscribe for shares of Preferred Stock or securities convertible into Preferred Stock at less than the then current market price of the Preferred Stock, or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Stock) or of convertible securities subscription rights or warrants (other than those referred to above).

  In the event that, following the Distribution Date, the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common Stock is exchanged or changed or 50% or more of the Company's assets or earning power is sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, in lieu of shares of Preferred Stock, upon the exercise of the Right and payment of the Purchase Price, that number of shares of common stock of the surviving or purchasing company (or, in certain cases, one of its affiliates) which at the time of such transaction would have a market value of two times the Purchase Price (such right being called the "Merger Right").

  In the event that any person shall become an Acquiring Person and subject to the availability of Common Stock, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, in lieu of shares of Preferred Stock, upon exercise that number of shares (or fractional shares) of Common Stock having a market value of two times the Purchase Price, subject to the availability of a sufficient number of treasury shares or authorized but unissued shares (such right being called the "Subscription Right"). The holder of a Right will continue to have the Merger Right unless and until such holder exercises the Subscription Right.

  Any Rights that are beneficially owned by an Acquiring Person or an Affiliate or an Associate of an Acquiring Person will become null and void upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right and any holder of such Rights will have no right to exercise such Rights from and after the occurrence of such an event insofar as they relate to the Merger Right or the Subscription Right.

  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued. In lieu of fractional shares, an adjustment in cash will be made based on the market price of the Preferred Stock or the Common Stock as the case may be on the last trading date prior to the date of exercise.

  At any time prior to a Person becoming an Acquiring Person or December 7, 2007, the Company's Board of Directors may elect to redeem the Rights in whole, but not in part, at a price of $.001 per Right. Additionally, following the Stock Acquisition Date but prior to an event giving rise to the Merger Right, the directors of the Company who are members of the Board and who are not Acquiring Persons or affiliates or associates of Acquiring Persons and who were members of the Company's Board of Directors prior to the Stock Acquisition Date (the "Continuing Directors") may redeem the then outstanding Rights in whole, but not in part, at a price of $.001 per Right, provided that either (a) the Acquiring Person reduces its beneficial ownership to less than

20% of the voting power of the Company in a manner satisfactory to the Continuing Directors and there are no more Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination involving the Company but not involving the Acquiring Person. Immediately upon the action of the Board of Directors electing to redeem the Rights, the Company shall make announcement thereof, and the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

  At any time after a Person becomes an Acquiring Person but prior to such time that any Person becomes the beneficial owner of 50% or more of the outstanding shares of the Company's Common Stock, the Company may elect to effect a full or partial exchange of Rights for the Company's Common Stock at an initial exchange ratio of one share of Common Stock for each Right exchanged. Alternatively, the Company may elect to effect the exchange of Rights using Preferred Stock at an initial exchange ratio of one one-hundredth of a share of Preferred Stock for each Right exchanged.

  The Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to the greater of $.01 per share or 100 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of $.10 or 100 times the payment made per each share of Common Stock. Each one one-hundredth of a share of Preferred Stock will have one vote, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.